Exhibit 99.1

FOR IMMEDIATE RELEASE

DICK'S Sporting Goods Reports Second Quarter Results; Exceeds Earnings Expectations and Raises Full Year Guidance

•	Consolidated earnings per diluted share totaled $0.82 during the second quarter of 2016, exceeding guidance of $0.62 to 0.72

•	Consolidated same store sales for the second quarter increased 2.8%

•	Company raises its full year 2016 earnings per diluted share guidance to $2.90 to 3.05

•	Company repurchased $57 million of common stock and also declared a $0.15125 per share quarterly dividend

PITTSBURGH, August 16, 2016 - DICK'S Sporting Goods, Inc. (NYSE: DKS), the largest U.S. based full-line omni-channel sporting goods retailer, today reported sales and earnings results for the second quarter ended July 30, 2016.

Second Quarter Results

The Company reported consolidated net income for the second quarter ended July 30, 2016 of $91.4 million, or $0.82 per diluted share, compared to the Company's expectations provided on May 19, 2016 of $0.62 to 0.72 per diluted share. For the second quarter ended August 1, 2015, the Company reported consolidated net income of $90.8 million, or $0.77 per diluted share.

Net sales for the second quarter of 2016 increased 7.9% to approximately $2.0 billion. Consolidated same store sales increased 2.8%, compared to the Company's guidance of negative 4.0% to negative 1.0%. Same store sales for DICK'S Sporting Goods increased 3.0%, while Golf Galaxy decreased 4.3%. Second quarter 2015 consolidated same store sales increased 1.2%.

"We are pleased with our second quarter results, particularly in light of the liquidation activity in the market," said Edward W. Stack, Chairman and CEO. "Looking ahead, we are focused on capturing the displaced market share and remain confident in our ability to strengthen our leadership position."

Omni-channel Development

eCommerce penetration for the second quarter of 2016 was 8.5% of total net sales, compared to 7.3% during the second quarter of 2015.

In the second quarter, the Company opened five new DICK'S Sporting Goods stores. The Company also relocated two DICK'S Sporting Goods stores. Additionally, the Company closed three DICK'S Sporting Goods stores and one Golf Galaxy store. As of July 30, 2016, the Company operated 649 DICK'S Sporting Goods stores in 47 states, with approximately 34.6 million square feet, 72 Golf Galaxy stores in 29 states, with approximately 1.3 million square feet, and 21 Field & Stream stores in ten states, with approximately 1.1 million square feet.

Store count, square footage and new stores are listed in a table later in the release under the heading "Store Count and Square Footage."

Balance Sheet

The Company ended the second quarter of 2016 with approximately $112 million in cash and cash equivalents and approximately $152 million in outstanding borrowings under its revolving credit facility. Over the course of the last 12 months, the Company continued to invest in omni-channel growth, while returning over $380 million to shareholders through share repurchases and quarterly dividends.

Total inventory increased 6.2% at the end of the second quarter of 2016 as compared to the end of the second quarter of 2015. This increase includes the impact of cold-weather merchandise from fiscal 2015 being held for the 2016 winter season.

Year-to-Date Results

The Company reported consolidated net income for the 26 weeks ended July 30, 2016 of $148.3 million, or $1.32 per diluted share. For the 26 weeks ended August 1, 2015, the Company reported consolidated net income of $154.2 million, or $1.30 per diluted share.

Net sales for the 26 weeks ended July 30, 2016 increased 7.1% from last year's period to approximately $3.6 billion, reflecting the growth of our store network and a 1.7% increase in consolidated same store sales.

Capital Allocation

On August 11, 2016, the Company's Board of Directors authorized and declared a quarterly dividend in the amount of $0.15125 per share on the Company's Common Stock and Class B Common Stock. The dividend is payable in cash on September 30, 2016 to stockholders of record at the close of business on September 9, 2016.

During the second quarter of 2016, the Company repurchased approximately 1.3 million shares of its common stock at an average cost of $42.60 per share, for a total cost of $57 million. During the current fiscal year, the Company has repurchased approximately 2.4 million shares of its common stock at an average cost of $44.47 per share, for a total cost of $107 million. Since the beginning of fiscal 2013, the Company has repurchased approximately $920 million of its common stock, and has approximately $1.1 billion remaining under its authorizations that extend through 2021.

Current 2016 Outlook

The Company's current outlook for 2016 is based on current expectations and includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as described later in this release. Although the Company believes that the expectations and other comments reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations or comments will prove to be correct.

❖	Full Year 2016

•
Based on an estimated 111 to 112 million diluted shares outstanding, the Company currently anticipates reporting consolidated earnings per diluted share in the range of $2.90 to 3.05, excluding costs the Company expects to incur to convert former The Sports Authority ("TSA") stores to DICK'S Sporting Goods stores. These costs will be known once the Company determines which TSA store leases it will retain or reject. The Company's consolidated earnings per diluted share guidance includes the expectation of approximately $100 to 200 million of share repurchases in 2016. The Company reported consolidated earnings per diluted share of $2.83 for the 52 weeks ended January 30, 2016. On a non-GAAP basis, the Company reported consolidated earnings per diluted share of $2.87, excluding a litigation settlement charge, for the 52 weeks ended January 30, 2016.

•	Consolidated same store sales are currently expected to increase approximately 2 to 3%, compared to a 0.2% decrease in fiscal 2015.

•
The Company expects to open approximately 36 new DICK'S Sporting Goods stores and relocate approximately nine DICK'S Sporting Goods stores in 2016. The Company also expects to open approximately nine new Field & Stream stores and two new Golf Galaxy stores in 2016, largely adjacent to new or relocated DICK'S Sporting Goods stores.

❖	Third Quarter 2016

•
Based on an estimated 111 million diluted shares outstanding, the Company currently anticipates reporting consolidated earnings per diluted share in the range of $0.39 to 0.42 in the third quarter of 2016, excluding costs the Company expects to incur to convert former TSA stores to DICK'S Sporting Goods stores. These costs will be known once the Company determines which TSA store leases it will retain or reject. This is compared to consolidated earnings per diluted share of $0.41 in the third quarter of 2015. On a non-GAAP basis, the Company reported consolidated earnings per diluted share of $0.45, excluding a litigation settlement charge, for the 13 weeks ended October 31, 2015.

•	Consolidated same store sales are currently expected to increase approximately 2 to 3% in the third quarter of 2016, as compared to a 0.4% increase in the third quarter of 2015.

•
The Company expects to open approximately 25 new DICK'S Sporting Goods stores and relocate four DICK'S Sporting Goods stores in the third quarter of 2016. The Company also expects to open approximately seven new Field & Stream stores and two new Golf Galaxy stores in the third quarter of 2016, largely adjacent to new or relocated DICK'S Sporting Goods stores.

❖	Capital Expenditures

•
In 2016, the Company anticipates capital expenditures to be approximately $275 million on a net basis and approximately $450 million on a gross basis. In 2015, capital expenditures were $204 million on a net basis and $370 million on a gross basis.

Conference Call Info

The Company will host a conference call today at 10:00 a.m. Eastern Time to discuss the second quarter results. Investors will have the opportunity to listen to the earnings conference call over the internet through the Company's website located at investors.DICKS.com. To listen to the live call, please go to the website at least fifteen minutes early to register, download and install any necessary audio software.

In addition to the webcast, the call can be accessed by dialing (877) 443-5743 (domestic callers) or (412) 902-6617 (international callers) and requesting the "DICK'S Sporting Goods Earnings Call".

For those who cannot listen to the live webcast, it will be archived on the Company's website for approximately 30 days. In addition, a dial-in replay of the call will be available. To listen to the replay, investors should dial (877) 344-7529 (domestic callers) or (412) 317-0088 (international callers) and enter confirmation code 10090075. The dial-in replay will be available for approximately 30 days following the live call.

Forward-Looking Statements Involving Known and Unknown Risks and Uncertainties

This release contains forward-looking statements within the meaning of the securities laws. These forward-looking statements are subject to risks and uncertainties and change based on various important factors, many of which may be beyond our control. Our future performance and actual results may differ materially from those expressed or implied in such forward-looking statements. Forward-looking statements should not be relied upon by investors as a prediction of actual results. Forward-looking statements include statements regarding, among other things, the Company's future performance, capturing market share, strengthening the Company's leadership position, capital expenditures, outstanding borrowings in future periods and share repurchases.

Factors that could cause actual results to differ materially from those expressed or implied in any forward-looking statements include, but are not limited to: impact of recent liquidation sales on customer demand; the weather; changes in consumer discretionary spending; our development of an eCommerce platform; success of our transition to our own eCommerce platform; inventory turn; changes in the competitive market and competition amongst retailers; changes in consumer demand or shopping patterns and our ability to identify new trends and have the right trending products in our stores and on our website; limitations on the availability of attractive retail store sites; omni-channel growth; unauthorized disclosure of sensitive or confidential customer information; risks relating to our private brand offerings and new retail concepts; disruptions with our eCommerce service provider or our information systems; factors affecting our vendors, including supply chain and currency risks; talent needs and the loss of Edward W. Stack, our Chairman and Chief Executive Officer; disruptions of our information systems; developments with sports leagues, professional athletes or sports superstars; weather-related disruptions and seasonality of our business; and risks associated with being a controlled company.

For additional information on these and other factors that could affect our actual results, see our risk factors, which may be amended from time to time, set forth in our filings with the SEC, including our most recent Annual Report filed with the Securities and Exchange Commission on March 25, 2016. The Company disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release, except as required by applicable law or regulation. Forward-looking statements included in this release are made as of the date of this release.

About DICK'S Sporting Goods, Inc.

Founded in 1948, DICK'S Sporting Goods, Inc. is a leading omni-channel sporting goods retailer offering an extensive assortment of authentic, high-quality sports equipment, apparel, footwear and accessories. As of July 30, 2016, the Company operated more than 645 DICK'S Sporting Goods locations across the United States, serving and inspiring athletes and outdoor enthusiasts to achieve their personal best through a blend of dedicated associates, in-store services and unique specialty shop-in-shops dedicated to Team Sports, Athletic Apparel, Golf, Lodge/Outdoor, Fitness and Footwear.

Headquartered in Pittsburgh, PA, DICK'S also owns and operates Golf Galaxy, Field & Stream, True Runner and Chelsea Collective specialty stores. DICK'S offers its products through a content-rich eCommerce platform that is integrated with its store network and provides customers with the convenience and expertise of a 24-hour storefront. For more information, visit the Press Room or Investor Relations pages at DICKS.com.

Contacts:
Investor Relations:
Nate Gilch, Director of Investor Relations
DICK'S Sporting Goods, Inc.
investors@dcsg.com
(724) 273-3400

Media Relations:
(724) 273-5552 or press@dcsg.com

###

DICK'S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED
(In thousands, except per share data)

	13 Weeks Ended
	July 30, 2016	% of Sales(1)	August 1, 2015	% of Sales(1)

Net sales	$1,967,857	100.00%	$1,822,979	100.00%
Cost of goods sold, including occupancy and distribution costs	1,370,479	69.64	1,269,421	69.63

GROSS PROFIT	597,378	30.36	553,558	30.37

Selling, general and administrative expenses	441,721	22.45	395,935	21.72
Pre-opening expenses	8,487	0.43	9,216	0.51

INCOME FROM OPERATIONS	147,170	7.48	148,407	8.14

Interest expense	1,618	0.08	840	0.05
Other (income) expense	(1,930)	(0.10)	153	0.01

INCOME BEFORE INCOME TAXES	147,482	7.49	147,414	8.09

Provision for income taxes	56,065	2.85	56,575	3.10

NET INCOME	$91,417	4.65%	$90,839	4.98%

EARNINGS PER COMMON SHARE:
Basic	$0.82		$0.78
Diluted	$0.82		$0.77

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	111,272		116,281
Diluted	112,118		117,805

Cash dividend declared per share	$0.15125		$0.13750

(1) Column does not add due to rounding

DICK'S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED
(In thousands, except per share data)

	26 Weeks Ended
	July 30, 2016	% of Sales	August 1, 2015	% of Sales(1)

Net sales	$3,628,200	100.00%	$3,388,287	100.00%
Cost of goods sold, including occupancy and distribution costs	2,535,025	69.87	2,365,741	69.82

GROSS PROFIT	1,093,175	30.13	1,022,546	30.18

Selling, general and administrative expenses	840,289	23.16	756,671	22.33
Pre-opening expenses	15,006	0.41	15,557	0.46

INCOME FROM OPERATIONS	237,880	6.56	250,318	7.39

Interest expense	2,749	0.08	1,474	0.04
Other income	(3,997)	(0.11)	(1,997)	(0.06)

INCOME BEFORE INCOME TAXES	239,128	6.59	250,841	7.40

Provision for income taxes	90,834	2.50	96,657	2.85

NET INCOME	$148,294	4.09%	$154,184	4.55%

EARNINGS PER COMMON SHARE:
Basic	$1.33		$1.32
Diluted	$1.32		$1.30

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	111,688		116,662
Diluted	112,697		118,356

Cash dividends declared per share	$0.3025		$0.2750

(1) Column does not add due to rounding

DICK'S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS - UNAUDITED
(Dollars in thousands)

	July 30, 2016	August 1, 2015	January 30, 2016
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$112,325	$123,220	$118,936
Accounts receivable, net	144,458	106,753	61,395
Income taxes receivable	2,187	4,652	5,432
Inventories, net	1,715,530	1,615,722	1,527,187
Prepaid expenses and other current assets	110,269	99,882	99,740
Total current assets	2,084,769	1,950,229	1,812,690

Property and equipment, net	1,475,797	1,297,302	1,347,885
Intangible assets, net	130,062	108,240	109,440
Goodwill	200,594	200,594	200,594
Other assets:
Deferred income taxes	4,805	10,273	6,165
Other	91,639	72,453	82,562
Total other assets	96,444	82,726	88,727
TOTAL ASSETS	$3,987,666	$3,639,091	$3,559,336

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$790,217	$783,722	$677,864
Accrued expenses	359,607	336,597	289,001
Deferred revenue and other liabilities	153,926	142,083	184,386
Income taxes payable	11,249	19,131	39,835
Current portion of other long-term debt and leasing obligations	612	560	589
Total current liabilities	1,315,611	1,282,093	1,191,675
LONG-TERM LIABILITIES:
Revolving credit borrowings	152,000	—	—
Other long-term debt and leasing obligations	5,013	5,627	5,324
Deferred income taxes	14,486	—	6,454
Deferred revenue and other liabilities	670,956	517,873	566,696
Total long-term liabilities	842,455	523,500	578,474
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
Common stock	857	914	869
Class B common stock	249	249	249
Additional paid-in capital	1,097,205	1,045,084	1,063,705
Retained earnings	1,851,064	1,592,803	1,737,214
Accumulated other comprehensive loss	(125)	(109)	(179)
Treasury stock, at cost	(1,119,650)	(805,443)	(1,012,671)
Total stockholders' equity	1,829,600	1,833,498	1,789,187
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$3,987,666	$3,639,091	$3,559,336

DICK'S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED
(Dollars in thousands)

	26 Weeks Ended
	July 30, 2016	August 1, 2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$148,294	$154,184
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	96,531	90,596
Deferred income taxes	9,392	(1,319)
Stock-based compensation	16,593	14,200
Excess tax benefit from exercise of stock options	(7,698)	(5,842)
Other non-cash items	361	265
Changes in assets and liabilities:
Accounts receivable	(40,765)	(12,659)
Inventories	(188,343)	(224,955)
Prepaid expenses and other assets	(9,162)	(7,977)
Accounts payable	137,362	147,888
Accrued expenses	33,261	9,638
Income taxes payable / receivable	(17,781)	(13,690)
Deferred construction allowances	68,311	75,082
Deferred revenue and other liabilities	(23,427)	(22,372)
Net cash provided by operating activities	222,929	203,039
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(208,449)	(154,785)
Deposits and purchases of other assets	(23,412)	(406)
Net cash used in investing activities	(231,861)	(155,191)
CASH FLOWS FROM FINANCING ACTIVITIES:
Revolving credit borrowings	1,183,000	465,600
Revolving credit repayments	(1,031,000)	(465,600)
Payments on other long-term debt and leasing obligations	(288)	(263)
Construction allowance receipts	—	—
Proceeds from exercise of stock options	15,978	17,870
Excess tax benefit from exercise of stock options	7,698	5,843
Minimum tax withholding requirements	(6,619)	(7,619)
Cash paid for treasury stock	(107,003)	(150,000)
Cash dividends paid to stockholders	(34,490)	(33,425)
(Decrease) increase in bank overdraft	(25,009)	21,323
Net cash provided by (used in) financing activities	2,267	(146,271)
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	54	(36)
NET DECREASE IN CASH AND CASH EQUIVALENTS	(6,611)	(98,459)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	118,936	221,679
CASH AND CASH EQUIVALENTS, END OF PERIOD	$112,325	$123,220

Store Count and Square Footage

The stores that opened during the second quarter of 2016 are as follows:

Store	Market	Concept
Gainesville, FL	Gainesville	DICK'S Sporting Goods
Quincy, IL	Quincy	DICK'S Sporting Goods
Union Gap, WA	Yakima	DICK'S Sporting Goods
Hayward, CA	San Francisco	DICK'S Sporting Goods
Valley Stream, NY	Long Island	DICK'S Sporting Goods

The following represents a reconciliation of beginning and ending stores and square footage for the periods indicated:

Store Count:

	Fiscal 2016			Fiscal 2015
	DICK'S Sporting Goods (1)	Specialty Store Concepts (1) (2)	Total	DICK'S Sporting Goods (1)	Specialty Store Concepts (1) (2)	Total
Beginning stores	644	97	741	603	91	694
Q1 New stores	3	2	5	9	1	10
Q2 New stores	5	—	5	7	1	8
Ending stores	652	99	751	619	93	712

Closed stores	3	1	4	—	3	3
Ending stores	649	98	747	619	90	709

Relocated stores	5	—	5	1	1	2

Square Footage:
(in millions)

	DICK'S Sporting Goods (1)	Specialty Store Concepts (1) (2)	Total (3)
Q1 2015	32.7	2.0	34.7
Q2 2015	33.1	2.0	35.1
Q3 2015	34.4	2.4	36.8
Q4 2015	34.4	2.3	36.7
Q1 2016	34.5	2.4	37.0
Q2 2016	34.6	2.4	37.1

(1)
In some markets we operate adjacent stores on the same property with a pass-through for customers. We refer to this format as a "combo store". Combo stores are reflected in both the DICK'S Sporting Goods and Specialty Store Concepts reconciliations. As of July 30, 2016, the Company operated five combo stores.

(2)	Includes the Company's Golf Galaxy, Field & Stream, and other specialty concept stores.

(3)	Column may not add due to rounding.

Non-GAAP Financial Measures

In addition to reporting the Company's financial results in accordance with generally accepted accounting principles ("GAAP"), the Company believes that certain non-GAAP financial information provides users of the Company's financial information with additional useful information in evaluating operating performance between reporting periods. These measures should be viewed as supplementing, and not as an alternative or substitute for, the Company's financial results prepared in accordance with GAAP. The methods used by the Company to calculate its non-GAAP financial measures may differ significantly from methods used by other companies to compute similar measures. As a result, any non-GAAP financial measures presented herein may not be comparable to similar measures provided by other companies. A reconciliation of the Company's non-GAAP measures to the most directly comparable GAAP financial measures are provided below and on the Company's website at investors.DICKS.com.

Non-GAAP Net Income and Earnings Per Share Reconciliations:
(in thousands, except per share data):

	Fiscal 2015
	13 Weeks Ended October 31, 2015

	As Reported	Litigation Settlement Charge	Non-GAAP Total
Net sales	$1,642,627	$—	$1,642,627
Cost of goods sold, including occupancy and distribution costs	1,154,251	—	1,154,251

GROSS PROFIT	488,376	—	488,376

Selling, general and administrative expenses	395,015	(7,884)	387,131
Pre-opening expenses	16,280	—	16,280

INCOME FROM OPERATIONS	77,081	7,884	84,965

Interest expense	1,076	—	1,076
Other expense	1,185	—	1,185

INCOME BEFORE INCOME TAXES	74,820	7,884	82,704

Provision for income taxes	27,605	3,154	30,759

NET INCOME	$47,215	$4,730	$51,945

EARNINGS PER COMMON SHARE:
Basic	$0.41		$0.45
Diluted	$0.41		$0.45

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	114,978		114,978
Diluted	116,506		116,506

During the third quarter of 2015, the Company recorded a pre-tax litigation settlement charge of $7.9 million. The provision for income taxes was calculated at 40%, which approximates the Company's blended tax rate.

	Fiscal 2015
	52 Weeks Ended January 30, 2016

	As Reported	Litigation Settlement Charge	Non-GAAP Total
Net sales	$7,270,965	$—	$7,270,965
Cost of goods sold, including occupancy and distribution costs	5,088,078	—	5,088,078

GROSS PROFIT	2,182,887	—	2,182,887

Selling, general and administrative expenses	1,613,075	(7,884)	1,605,191
Pre-opening expenses	34,620	—	34,620

INCOME FROM OPERATIONS	535,192	7,884	543,076

Interest expense	4,012	—	4,012
Other expense	305	—	305

INCOME BEFORE INCOME TAXES	530,875	7,884	538,759

Provision for income taxes	200,484	3,154	203,638

NET INCOME	$330,391	$4,730	$335,121

EARNINGS PER COMMON SHARE:
Basic	$2.87		$2.91
Diluted	$2.83		$2.87

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	115,230		115,230
Diluted	116,794		116,794

During the third quarter of 2015, the Company recorded a pre-tax litigation settlement charge of $7.9 million. The provision for income taxes was calculated at 40%, which approximates the Company's blended tax rate.

EBITDA

EBITDA is a key metric that provides a measurement of profitability that eliminates the effect of changes resulting from financing decisions, tax regulations and capital investments. EBITDA should not be considered as an alternative to net income or any other generally accepted accounting principles measure of performance or liquidity and may not be comparable to similarly titled measures reported by other companies.

	13 Weeks Ended
	July 30, 2016	August 1, 2015
	(dollars in thousands)
Net income	$91,417	$90,839
Provision for income taxes	56,065	56,575
Interest expense	1,618	840
Depreciation and amortization	48,541	48,020
EBITDA	$197,641	$196,274

% increase in EBITDA	1%

	26 Weeks Ended
	July 30, 2016	August 1, 2015
	(dollars in thousands)
Net income	$148,294	$154,184
Provision for income taxes	90,834	96,657
Interest expense	2,749	1,474
Depreciation and amortization	96,531	90,596
EBITDA	$338,408	$342,911

% decrease in EBITDA	(1)%

Reconciliation of Gross Capital Expenditures to Net Capital Expenditures

The following table represents a reconciliation of the Company's gross capital expenditures to its capital expenditures, net of tenant allowances.

	26 Weeks Ended
	July 30, 2016	August 1, 2015
	(dollars in thousands)
Gross capital expenditures	$(208,449)	$(154,785)
Proceeds from sale-leaseback transactions	—	—
Deferred construction allowances	68,311	75,082
Construction allowance receipts	—	—
Net capital expenditures	$(140,138)	$(79,703)